Exhibit 99.1

Selected Pro Forma Financial Information (Unaudited):

The accompanying unaudited pro forma condensed consolidated statements of operations for the three-month periods ended May 5, 2007, August 4, 2007, November 3, 2007, and February 2, 2008 have been prepared to reflect the results of continuing operations as adjusted for reclassification of the operating results of the eight underperforming media markets that will be exited in fiscal 2008 as discontinued operations. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The pro forma condensed consolidated statements of operations have been prepared as if the eight media markets that the Company is exiting in 2008 had qualified for treatment as discontinued operations during fiscal 2007. If the eight media markets that the Company will be exiting in fiscal 2008 had qualified for treatment as discontinued operations in fiscal 2007 there would have been no resulting change in the Company’s condensed consolidated balance sheets as previously reported as of May 5, 2007, August 4, 2007, November 3, 2007, and February 2, 2008. The pro forma financial information is unaudited and is not necessarily indicative of the results that would have occurred if the media markets had been exited in fiscal 2007. The pro forma condensed consolidated financial information should be read in conjunction with the notes to the historical consolidated financial statements of Cost Plus, Inc.

COST PLUS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amount)

	Fiscal Quarters Ended
	May 5, 2007			August 4, 2007			November 3, 2007			February 2, 2008
	As Reported	Reclass Discontinued Operations (1)	Pro forma Results	As Reported	Reclass Discontinued Operations (1)	Pro forma Results	As Reported	Reclass Discontinued Operations (1)	Pro forma Results	As Reported	Reclass Discontinued Operations (1)	Pro forma Results
Net sales	$207,947	(5,445)	$202,502	$215,185	(5,957)	$209,228	$220,581	(5,993)	$214,588	$380,184	(10,836)	$369,348
Cost of sales and occupancy	149,970	(4,511)	145,459	162,951	(4,993)	157,958	158,686	(4,704)	153,982	264,989	(8,071)	256,918
Gross profit	57,977	(934)	57,043	52,234	(964)	51,270	61,895	(1,289)	60,606	115,195	(2,765)	112,430
Selling, general and administrative expenses	73,690	(2,041)	71,649	77,655	(2,168)	75,487	81,386	(2,261)	79,125	94,708	(2,836)	91,872
Impairment of property and equipment related to store closures	—	—	—	—	—	—	—	—	—	2,251 (2)	(2,251)	—
Store preopening expenses	1,088	—	1,088	1,103	—	1,103	702	—	702	550	—	550
Income (loss) from continuing operations	(16,801)	1,107	(15,694)	(26,524)	1,204	(25,320)	(20,193)	972	(19,221)	17,686	2,322	20,008
Net interest expense	1,923	—	1,923	2,941	—	2,941	3,359	—	3,359	3,390	—	3,390
Income (loss) from continuing operations before income taxes	(18,724)	1,107	(17,617)	(29,465)	1,204	(28,261)	(23,552)	972	(22,580)	14,296	2,322	16,618
Income tax expense (benefit) (3)	(7,611)	424	(7,187)	(11,480)	461	(11,019)	(9,608)	373	(9,235)	26,754	721	27,475
Loss from continuing operations	(11,113)	683	(10,430)	(17,985)	743	(17,242)	(13,944)	599	(13,345)	(12,458)	1,601	(10,857)
Loss from discontinued operations, net of tax	—	(683)	(683)	—	(743)	(743)	—	(599)	(599)	—	(1,601)	(1,601)

Net loss	$(11,113)	—	$(11,113)	$(17,985)	—	$(17,985)	$(13,944)	—	$(13,944)	$(12,458)	—	$(12,458)

Loss per diluted share from continuing operations	$(0.50)	0.03	$(0.47)	$(0.81)	0.03	$(0.78)	$(0.63)	0.03	$(0.60)	$(0.56)	0.07	$(0.49)
Loss per diluted share from discontinued operations	$—	(0.03)	$(0.03)	$—	(0.03)	$(0.03)	$—	(0.03)	$(0.03)	$—	(0.07)	$(0.07)
Net loss per diluted share	$(0.50)	—	$(0.50)	$(0.81)	—	$(0.81)	$(0.63)	—	$(0.63)	$(0.56)	—	$(0.56)
Weighted average shares outstanding- diluted	22,086		22,086	22,086		22,086	22,086		22,086	22,087		22,087

Cost Plus, Inc. Pro Forma Financial Statement Footnotes:

1.	Reflects net sales and expenses incurred during the quarter associated with the stores that will be closed upon exiting the eight media markets.

2.	The Company recorded a $2.3 million non-cash impairment charge to write-down affected property and equipment related to the store closures that will occur in fiscal 2008 from exiting the eight underperforming media markets. The $2.3 million non-cash charge is included in the loss from discontinued operations line on the pro forma condensed consolidated statements of operations for the three-month period ended February 2, 2008.

3	Income taxes have been allocated using the effective tax rate of 38.3%.